Exhibit 15.1

源泰律师事务所 YUAN TAI LAW OFFICES
中国上海浦东新区浦东南路256号华夏银行大厦14楼 邮编：200120 电话：86-21-51150298 传真：86-21-51150398	14/F,Huaxia Bank Plaza,256 South Pudong Road Pu Dong New Area Shanghai 200120, P.R.China Tel: 86-21-51150298 Fax: 86-21-51150398

Date: April 30, 2025

Dear Sirs,

We, Yuan Tai Law Offices, consent to the reference to our firm under the headings “ITEM 3. KEY INFORMATION-D. Risk Factors-Risks Related to Our Business and Industry”, “ITEM 3. KEY INFORMATION-D. Risk Factors-Risks Related to Doing Business in China”, “ITEM 3. KEY INFORMATION-D. Risk Factors-Risks Related to Our Corporate Structure” and “ITEM 4. INFORMATION ON THE COMPANY-C. Organizational Structure-Our Contractual Arrangements” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

Yuan Tai Law Offices

/s/ Shao Jun
Name: Shao Jun
Designation: Partner